Exhibit 3.3

                            ARTICLES OF INCORPORATION

                                       OF

                                 CBO REIT, INC.



     I, Melanie R. Burkes, whose address is 1333 New Hampshire Avenue, N.W., Suite 400, Washington, DC 20036, being at least eighteen (18) years of age, do hereby form a corporation under the Maryland General Corporation Law.

ARTICLE I
                                NAME AND DURATION

     Section 1.1. Name. The name of the corporation (the "Corporation") is CBO REIT, Inc.

     Section 1.2. Duration. The duration of the Corporation shall be perpetual.


                                   ARTICLE II
                                CORPORATE PURPOSE

     The purposes for which the Corporation is organized is to engage in only the following activities:

     (a) To engage in the business of a real estate investment trust ("REIT") as that term is defined in the Internal Revenue Code of 1986, as amended, or any successor statute,

     (b) To perform any of the Permitted Activities set forth in Section 7.5 of these Articles of Incorporation (these "Articles").

     (c) To engage in any activity and to exercise any powers permitted to corporations organized under the Maryland General Corporation Law (the "MGCL") that are incidental to and necessary, suitable or convenient for the accomplishment of the foregoing; provided, however, that the Corporation's ability to engage in any activity and exercise any powers shall be limited as expressly set forth in Section 7.4 of these Articles.

                                  ARTICLE III
                                PRINCIPAL OFFICE
                               AND RESIDENT AGENT

     Section 3.1. Principal Office. The present address of the principal office of the Corporation in the State of Maryland is 11200 Rockville Pike, Rockville, Maryland 20852.

     Section 3.2. Resident Agent. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

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                                   ARTICLE IV
                                  CAPITAL STOCK

Section 4.1.      Authorized Capital Stock.
------------------------------------------

     Authorized shares. The total number of shares of capital stock of all classes that the Corporation has authority to issue is four thousand (4,000) initially classified as two thousand (2,000) shares of common stock, par value $.01 per share (the "Common Stock"), and two thousand (2,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock" and together with the Common Stock, the "Stock"). The aggregate par value of all shares of stock of all classes is $40.00. One thousand (1,000) shares of the Preferred Stock shall be designated as "Series A Preferred Stock" and shall be subject to the terms and conditions described in Section 4.3 hereof. The remaining shares of Preferred Stock may be issued, from time to time, in one or more series as authorized by the Board of Directors. Prior to the issuance of any series, the Board of Directors, by resolution, shall (i) designate such series to distinguish it from other series and classes of capital stock of the
Corporation, (ii) specify the number of shares to be included in such series, and (iii) fix the terms, rights, restrictions and qualifications of the shares of such series, including any preferences, conversion or other rights, voting powers, restrictions, limitations, qualifications or terms or conditions of redemption of such series.

Section 4.2.      Common Stock.
------------------------------

     Subject to the  provisions  of Article V, the Common  Stock  shall have the
following   preferences,   rights,   powers,   restrictions,   limitations   and
qualifications, in addition to such other rights as may be afforded by law:

     (a) Voting Rights. Except as may otherwise be required by law, and subject to the rights, if any, of the holders of Preferred Stock, each holder of Common Stock shall have one vote in respect of each share of Common Stock held of record by such holder on all matters to be voted upon by the stockholders. Holders of shares of Common Stock shall not have cumulative voting rights.

     (b) Dividend Rights. After provision with respect to preferential dividends on any then outstanding series of Preferred Stock, if any, fixed by the Board of Directors have been satisfied, and after satisfaction of any other requirements, if any, including with respect to redemption rights and preferences of any such series of Preferred Stock; then and thereafter, the holders of Common Stock shall be entitled to receive, pro rata in relation to the number of shares of Common Stock held by them, such dividends or other distributions as may be declared from time to time by the Board of Directors out of funds legally available therefor.

     (c) Liquidation Rights. In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of any then outstanding Preferred Stock, and subject to the right, if any, of the holders of any outstanding Preferred Stock to participate further in any liquidating distributions, all of the assets of the Corporation, if any, remaining, of whatever kind available for distribution to stockholders after the foregoing distributions have been made shall be distributed to the holders of the Common Stock, ratably in proportion to the number of shares of Common Stock held by them.

Section 4.3.      Series A Preferred Stock.
------------------------------------------

     Subject to the provisions of Article V, the Series A Preferred Stock shall have the following preferences, rights, powers, restrictions, limitations and qualifications, in addition to such other rights as may be afforded by law:

     (a) Right to Dividends. The holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, noncumulative dividends at the annual rate of 8.0% of the Liquidation Value (as defined herein) per share of Series A Preferred Stock, payable annually in cash or at such other intervals as the Board of Directors may from time to time determine.

     Unless full dividends on the Series A Preferred Stock for the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set aside, (1) no dividend whatsoever other than a dividend payable solely in Common Stock shall be paid or declared, and no distribution shall be made on any Common Stock, and (2) no shares of Common Stock shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof, provided, however, that this restriction shall not apply to (i) the repurchase of shares of Common Stock from directors or employees of or consultants or advisers to the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, including without limitation, the termination of employment by or service to the Corporation or any subsidiary or (ii) repurchases made by the Corporation as provided in Section 5.20 hereof.

     (b) Liquidation Rights of Series A Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock, equal to $1,000.00 per share (the "Liquidation Value") plus all accrued and unpaid dividends thereon, whether or not declared, up to and including the date full payment shall be tendered to the holders of the Series A Preferred Stock with respect to such liquidation, dissolution or winding up.

     If upon any liquidation, ___ dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit the payment of such stockholders of the full preferential amounts aforesaid, then all of the assets of the Corporation shall be distributed ratably to the holders of the Series A Preferred Stock on the basis of the number of shares of Series A Preferred Stock held. After the payment or distribution to the holders of the Series A Preferred Stock of the full preferential amounts aforesaid, the holders of the Common Stock then outstanding shall be entitled to receive ratably all remaining assets of the Corporation to be distributed.

     A consolidation or merger of the Corporation with or into any other corporation or corporations or sale, lease or transfer of all or substantially all of the assets of the Corporation, shall not be deemed a liquidation, dissolution, or winding up of the Corporation as those terms are used in this
Section 4.3(b).

     (c) Redemption. After April 1, 2009, so long as any shares of Series A Preferred Stock shall be outstanding and to the extent the Corporation shall have funds legally available for such payment, the Corporation, at the option of the Board of Directors, may elect to redeem all or a portion of the shares of Series A Preferred Stock outstanding on such date. Should only a portion of the outstanding Series A Preferred Stock be redeemed by the Corporation, the shares to be redeemed shall be determined pro rata among the holders of the shares of Series A Preferred Stock.

     The redemption price of the Series A Preferred Stock (the "Redemption Price") shall be an amount per share equal to the Liquidation Value of each share redeemed, plus all accrued and unpaid dividends thereon, whether or not declared, to and including the applicable Redemption Date (as hereinafter defined).

     Not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption ("Redemption Date"), the Corporation shall mail written notice of redemption ("Redemption Notice"), postage prepaid, to each holder of shares of record of Series A Preferred Stock to be redeemed at such holder's mailing address listed on the records of the Corporation. The Redemption Notice shall state:

     (1) The total number of shares of Series A Preferred Stock which the Corporation intends to redeem;

     (2) The number of shares of Series A Preferred Stock held by the holder which the Corporation intends to redeem;

     (3) The Redemption Date and Redemption Price; and

     (4) The time, place and manner in which the holder is to surrender to the Corporation the certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

     On or before the Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. In the event less than all of the shares represented by such certificate are redeemed, a new certificate shall be issued representing any unredeemed shares.

     If the Redemption Notice is duly given, and if on or prior to the Redemption Date the Redemption Price is either paid or made available for payment, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock so called for redemption have not been surrendered, all rights with respect to such shares shall forthwith after the

Redemption Date cease and terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificates thereof.

     (d) Voting Rights. Except as otherwise required by law, holders of shares of Series A Preferred Stock shall not be entitled to notice of, or to vote at, meetings of stockholders of the Corporation. In each case in which holders of Series A Preferred Stock are entitled to vote, such holders will be entitled to one vote for each share of Series A Preferred Stock held, and such holders and the holders of any other shares having voting rights shall vote together as one class, except as provided by law.

                                 ARTICLE V
                            RESTRICTIONS ON TRANSFER,
                       ACQUISITION AND REDEMPTION OF STOCK

Section 5.1.      Definitions.
-----------------------------

     For the purposes of these Articles, the following terms shall have the following meanings:

     "Affiliate" means, to any corporation, ___ partnership, ___ limited liability company, trust or other association, any Person which controls, is controlled by, or is under common control with, such corporation, partnership, limited liability company, trust or other association. As used in this definition "control" (including with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     "Beneficial Ownership" shall mean ownership of Stock by a Person who would be treated as an owner of such Stock under Section 542(a)(2) of the Code either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns," and cognates thereof shall have the correlative meanings.

     "Beneficiary" shall mean any organization that is exempt from federal income taxation under Section 501(c)(3) and to which contributions are deductible under Section 170(c) of the Code, which organization shall be designated a beneficiary (as determined pursuant to Section 5.19) of an interest in the Special Trust (created pursuant to Section 5.15) representing Excess Stock; provided, however, that the Excess Stock would not be considered Excess Stock in the hands of such beneficiary. The term "Beneficiaries" shall have the correlative meaning.

     "Code" means the Internal  Revenue Code of 1986, as amended,  including the
regulations   promulgated  and  rulings  issued  thereunder  and  any  successor regulations which may be promulgated thereunder.

     "Excess Stock" shall have the meaning ascribed to it in Section 5.3.

     "Existing Holder" shall mean (a) any Person who is the Beneficial Owner of Stock in excess of the Ownership Limit, so long as, but only so long as, such Person Beneficially Owns

Stock in excess of the Ownership Limit and (b) any Person to whom an Existing Holder Transfers, subject to the limitations provided in this Article V, Beneficial Ownership of Stock causing such transferee to Beneficially Own Stock in excess of the Ownership Limit.

     "Existing Holder Limit" shall mean (a) for any Existing Holder who is an Existing Holder, by virtue of clause (a) of the definition thereof, initially, the percentage of the outstanding Stock Beneficially Owned by such Existing Holder and, after any adjustment pursuant to Section 5.9, shall mean such percentage of the outstanding Stock as so adjusted; and (b) for any Existing Holder who becomes an Existing Holder by virtue of clause (b) of the definition thereof, initially, the percentage of the outstanding Stock Beneficially Owned by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, but in no event shall such percentage be greater than the Existing Holder Limit for the Existing Holder who Transfers Beneficial Ownership of Stock to such transferee Existing Holder or, in the case of more than one transferor, in no event shall such percentage be greater than the smallest Existing Holder Limit of any transferring Existing Holder, and, after any adjustment pursuant to Section 5.9, shall mean such percentage of the outstanding Stock as so adjusted. Beginning with the Restriction Commencement Date prior to the Restriction Termination Date, the Secretary of the Corporation shall maintain and, upon request, make available to each Existing Holder a schedule which sets forth the then current Existing Holder Limit for such Existing Holder.

     "Market Price" shall mean, with respect to any class of Stock, the last reported sales price reported on the New York Stock Exchange, Inc. (the "Exchange") of such class of Stock on the trading day immediately preceding the relevant date, or if not then traded on the Exchange, the last reported sales price on the trading day immediately preceding the relevant dale as reported on any exchange or quotation system over which such class of Stock may be traded, or if not then traded over any exchange or quotation system, then the market price of such class of Stock on the relevant date as determined in good faith by the Board of Directors.

     "Ownership Limit" shall initially mean that number of shares of Stock which represents the lesser of (a) 9.8% of the aggregate number of outstanding Stock and (b) 9.8% of the aggregate value of outstanding Stock, and after any adjustment as set forth in Section 5.10, shall mean such greater percentage of the outstanding Stock as so adjusted. The number and value of outstanding Stock shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

     "Person" shall mean an individual, corporation, partnership, estate, trust (including a corporation qualified under Section 401(a) or 501(c)(17) of the
Code), a portion of a corporation permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter that participated in a public offering of any Stock for a period of 25 days following the purchase by such underwriter of such Stock.

     "Purported Beneficial Holder" shall mean, with respect to any event, other than a purported Transfer which results in Excess Stock, the Person for whom the Purported Record

Holder of the Stock that pursuant to Section 5.3 was automatically converted into Excess Stock upon the occurrence of such event held such Stock.

     "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Stock, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Stock, if such Transfer had been valid under Section 5.2.

     "Purported Owner" shall mean any Purported Beneficial Holder, Purported Beneficial Transferee, Purported Record Holder or Purported Record Transferee, as the case may be.

     "Purported Owner Limitation" shall mean, as to a Purported Owner, on a share-by-share basis, all amount not exceeding the lesser of: (a) (i) if the Purported Owner gave value for such Stock converted into Excess Stock, the price per share that such Purported Owner paid in the purported Transfer for the Stock that was converted into such Excess Stock, or (ii) if the Purported Owner did not give value for such Stock converted into Excess Stock (through a gift, devise or otherwise), a price per share equal to the Market Price for such converted Stock on the date of the purported Transfer or such other event which results in Excess Stock; and (b) the price per share received by the Special Trust from the sale, exchange or other disposition of the Excess Stock.

     "Purported Record Holder" shall mean with respect to any event, other than a purported Transfer which results in Excess Stock, the record holder of the Stock that, pursuant to Section 5.3, was automatically converted into Excess Stock upon the occurrence of such event.

     "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Stock, the Person who would have been the record holder of the Stock, if such Transfer had been valid under Section 5.2.

     "Restriction Commencement Date" means the date of incorporation of the Corporation.

     "Restriction Termination Date" shall mean the first day on which the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or to continue to, qualify under the REIT Provisions of the Code.

     "Special Trust" shall mean any special trust created pursuant to Section 5.15.

     "Special Trustee" shall mean a trustee of any Special Trust, designated by the Corporation and unaffiliated with the Corporation or any prohibited transferee or Purported Owner of Excess Stock.

     "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Stock, including without limitation (a) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Stock or (b) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Stock, whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.

Section 5.2.      Ownership Limitation.
--------------------------------------

     (a) Except as provided in Section 5.12, beginning on the Restriction Commencement Date and prior to the Restriction Termination Date, no Person other than an Existing Holder shall Beneficially Own Stock in excess of the Ownership Limit, and no Existing Holder shall Beneficially Own Stock in excess of the Existing Holder Limit for such Existing Holder.

     (b) Except as provided in Section 5.12, beginning on the Restriction Commencement Date and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person other than an Existing Holder Beneficially Owning Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such portion of the Stock as would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in or to such Stock.

     (c) Except as provided in Sections 5.9 and 5.12, beginning on the Restriction Commencement Date and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Stock in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of such portion of the Stock as would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit, and such Existing Holder shall acquire no rights in or to such Stock.

     (d) Except as provided in Section 5.12, beginning on the Restriction Commencement Date and prior to the Restriction Termination Date, any Transfer that, if effective, would result in Stock being owned by less than 100 stockholders (determined without reference to any rules of attribution) shall be void ab initio and the intended transferee shall acquire no rights in or to such Stock.

     (e) Beginning on the Restriction Commencement Date and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of such number of shares of Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in or to such portion of the Stock.

Section 5.3.      Excess Stock.
------------------------------

     (a) If, notwithstanding the other provisions contained in this Article V, at any time beginning on the Restriction Commencement Date and prior to the Restriction Termination Date, there is a purported Transfer such that any Person would Beneficially Own Stock in excess of the applicable Ownership Limit or Existing Holder Limit, then, except as otherwise provided in Sections 5.9 and 5.12, such portion of the Stock in excess of such Ownership Limit or Existing Holder Limit (rounded up to the nearest whole share) shall automatically be converted into "Excess Stock" and be treated as provided in this Article V. Such designation and treatment shall be effective as of the close of business on the business day immediately prior to the date of the purported Transfer.

     (b) If, notwithstanding the other provisions contained in this Article V, at any time beginning on the Restriction Commencement Date and prior to the Restriction Termination Date, there is a purported Transfer which, if effective; would cause the Corporation to become "closely held" within the meaning of
Section 856(h) of the Code, then the Stock being Transferred which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code (rounded up to the nearest whole share) shall automatically be converted into Excess Stock and be treated as provided in this Article V. Such designation and treatment shall be effective as of the close of business on the business day immediately prior to the date of the purported Transfer.

     (c) If, at any time beginning on the Restriction Commencement Date and prior to the Restriction Termination Date, an event other than a purported Transfer (an "Event") occurs (including, without limitation, a change in the Corporation's capital structure) which would cause any Person to Beneficially Own Stock in excess of the applicable Ownership Limit or Existing Holder Limit, then, except as otherwise provided in Sections 5.9 and 5.12, Stock Beneficially Owned by such Person shall be automatically converted into Excess Stock to the extent necessary to eliminate such excess ownership. Such conversion shall be effective as of the close of business on the business day immediately prior to the date of the Event. In determining which portion of the Stock is converted, Stock directly held or Beneficially Owned by any Person who caused the Event to occur shall be converted before any Stock not so held is converted. Where several such Persons exist, the conversion shall be pro rata.

Section 5.4.      Prevention of Transfer.
----------------------------------------

     If the Board of Directors or its designee shall at any time determine in good faith that a Transfer has taken place in violation of Section 5.2 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership (determined without reference to any rules of attribution) or Beneficial Ownership of any Stock in violation of Section 5.2, the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of subparagraphs Section 5.2(b), (c) and (e) shall automatically result in the designation and treatment described in Section 5.3, irrespective of any action (or non-action) by the Board of Directors.

Section 5.5.      Notice to Corporation.
---------------------------------------

     Any Person who  acquires  or  attempts  to acquire  Stock in  violation  of
Section 5.2, or any Person who is a transferee such that Excess Stock results under Section 5.3, shall immediately give written notice or, in the event of a proposed or attempted acquisition, give at least 15 days prior written notice, to the Corporation of such event, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such acquisition or attempted acquisition on the Corporation's status as a REIT.

Section 5.6.      Information for Corporation.
---------------------------------------------

     Beginning with the Restriction Commencement Date prior to the Restriction Termination Date:

     (a) Every Beneficial Owner of more than 5.0% (or such other percentage, between 0.5% and 5.0%, as provided in the income tax regulations promulgated under the Code) of the aggregate number or value of outstanding shares of Stock shall, within 30 days after January 1 of each year (or within such shorter period as may be reasonably requested by the Corporation), give written notice to the Corporation stating the name and address of such Beneficial Owner, the number of shares of Stock Beneficially Owned, and a description of how such Stock is held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT under the REIT provisions of the Code.

     (b) Each Person who is a Beneficial Owner of Stock and each Person (including the Shareholder of record) who is holding Stock for a Beneficial Owner shall immediately provide to the Corporation such information as the Corporation may reasonably request in order to determine the Corporation's status as a REIT under the REIT provisions of the Code, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

Section 5.7.      Other Action by Board.
---------------------------------------

     Nothing contained in this Article V shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of the stockholders by preservation of the Corporation's status as a REIT under the REIT provisions of the Code.

Section 5.8.      Ambiguities.
-----------------------------

     In the case of an ambiguity in the application of any of the provisions of this Article V, including any definition contained in Section 5.1 and any ambiguity with respect to which Stock is to constitute Excess Stock in a given situation, the Board of Directors shall have the power to determine the application of the provisions of this Article V with respect to any situation based on the facts known to it.

Section 5.9.      Modifications of Existing Holder Limits.
---------------------------------------------------------

     The Existing Holder Limits may be modified as follows:

     (a) Subject to the limitations provided in Section 5.11, the Board of Directors may grant stock options which result in Beneficial Ownership of Stock by an Existing Holder pursuant to a stock option plan approved by the Board of Directors and/or the stockholders. Any such grant shall be deemed to increase, without any further action by the Board of Directors, the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section
5.11 to permit the Beneficial Ownership of the Stock issuable upon the exercise of such stock option.

     (b) Subject to the limitations provided in Section 5.11, an Existing Holder may elect to participate in a dividend reinvestment plan or direct stock purchase plan approved by the Board of Directors which results in Beneficial Ownership of Stock by such participating Existing Holder. Any such participation shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 5.11 to permit Beneficial Ownership of the Stock acquired or which can be acquired as a result of such participation.

     (c) The Board of Directors will reduce the Existing Holder Limit for any Existing Holder following a Transfer permitted by this Article V by the percentage of the total outstanding shares of Stock so Transferred by such Existing Holder, or after the lapse (without exercise) of a stock option described in Section 5.9(a), by the percentage of the total outstanding shares of Stock that the stock option, if exercised, would have represented.

Section 5.10.     Increases in Ownership Limit and Existing Holder Limits.
-------------------------------------------------------------------------

     Subject to the limitations provided in Section 5.11, the Board of Directors may from time to time increase the Ownership Limit or any Existing Holder Limit.

Section 5.11.    Limitations on Changes in Existing Holder and Ownership Limits.
--------------------------------------------------------------------------------

     (a) Neither the Ownership Limit nor any Existing Holder Limit may be increased if, after giving effect to such increase, five, or fewer, Beneficial Owners of Stock (including all of the then Existing Holders) could Beneficially Own, in the aggregate, more than 50.0% in number or value (determined as provided in the definition of "Ownership Limit" in Section 5.1) of the outstanding Stock.

     (b) Prior to the modification of any Existing Holder Limit or Ownership Limit pursuant to Sections 5.9 or 5.10, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT under the REIT provisions of the Code.

(c) No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

Section 5.12.     Exemptions.
----------------------------

     (a) Notwithstanding any other provisions of this Article V to the contrary, there will be no Existing Holder Limit applicable to Criimi Mae Inc., a Maryland corporation ("CRIIMI MAE") and its Affiliates, individually or in the aggregate, and CRIIMI MAE and its Affiliates may hold an unlimited amount of Stock except to the extent that any holder of stock of CRIIMI MAE would be deemed, by the rules of attribution, to hold more than the Ownership Limit or the Existing Holder Limit, as the case may be.

     (b) The Board of Directors may exempt a Person from the Ownership Limit or the Existing Holder Limit as the case may be, in its sole and absolute discretion, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Board of Directors to the effect that such exemption will not result in the Corporation being "closely held" within Section 856(h) of the Code, and upon such other conditions as the

Board of Directors may direct (including, without limitation, representations, warranties and undertakings by the intended Transferee).

     (c) Notwithstanding any provision of these Articles to the contrary, there will be no Existing Holder Limit or Ownership Limit applicable to MLI or its Affiliates, individually or in the aggregate.

Section 5.13.     Legend.
------------------------

     Each certificate of Stock shall bear substantially the following legend:

     THE  SHARES  OF  STOCK  REPRESENTED  BY THIS  CERTIFICATE  ARE  SUBJECT  TO
RESTRICTIONS ON TRANSFER FOR, AMONG OTHER THINGS, THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, OR ANY SUCCESSOR STATUTE. EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE ARTICLES OF INCORPORATION OF THE CORPORATION, NO PERSON (UNLESS SUCH PERSON IS AN EXISTING HOLDER) MAY BENEFICIALLY OWN STOCK (WHICH INCLUDES OWNERSHIP BY ATTRIBUTION AS WELL AS DIRECT OWNERSHIP) IN EXCESS OF THAT NUMBER OF SHARES OF STOCK WHICH EQUALS 9.8% (OR SUCH GREATER PERCENTAGE AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS OF THE CORPORATION) OF THE LESSER OF (A) THE NUMBER OF OUTSTANDING SHARES OF STOCK OF THE CORPORATION AND (B) THE VALUE OF OUTSTANDING SHARES OF STOCK OF THE CORPORATION. ANY PERSON WHO ATTEMPTS OR PROPOSES TO BENEFICIALLY OWN STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST NOTIFY THE CORPORATION IN WRITING AT LEAST 15 DAYS PRIOR TO SUCH PROPOSED OR ATTEMPTED TRANSFER. ALL ITALICIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE ARTICLES OF INCORPORATION OF THE CORPORATION, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS. IF THE RESTRICTIONS ON TRANSFER ARE VIOLATED, THE TRANSFER WILL BE VOID AB INITIO AND THE SHARES OF STOCK REPRESENTED HEREBY WILL BE DESIGNATED AND TREATED AS EXCESS STOCK WHICH WILL BE HELD IN A SPECIAL TRUST.

Section 5.14.     Severability.
------------------------------

     If any provision of this Article V or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

Section 5.15.     Special Trust for Excess Stock.
------------------------------------------------

     Upon any purported Transfer or Event that results in Excess Stock pursuant to Section 5.3, such Excess Stock shall be deemed to have been transferred to the Special Trustee of a Special Trust for the benefit of such Beneficiary or Beneficiaries to whom an interest in such

Special Trust may later be transferred pursuant to Section 5.19. Excess Stock so held in trust shall be issued and outstanding Stock. The Purported Record Transferee or Purported Record Holder of such Stock shall have no rights in or to such Excess Stock except as specifically provided herein. The Purported Beneficial Transferee or Purported Beneficial Holder of such Stock shall have no rights in or to such Excess Stock except as specifically provided herein.

Section 5.16.     Dividends for Excess Stock.
--------------------------------------------

     The Purported Owner of Excess Stock shall not be entitled to any dividends or other distributions with respect to such Stock. Any dividend or other distribution paid to a Purported Owner prior to the discovery by the Corporation that Stock has become Excess Stock pursuant to this Article V shall be repaid to the Corporation immediately upon notification by the Corporation that such dividend or other distribution was paid with respect to Excess Stock, and such dividend or other distribution shall then be remitted by the Corporation to the Special Trust. All dividends and other distributions (other than those distributions of Corporation assets described in Section 5.17 hereof) with respect to Excess Stock shall inure to the benefit of the Beneficiaries.

Section 5.17. Sales, Exchanges and Liquidating Distributions with respect to Excess Stock.

     Upon (A) the sale or exchange of Excess Stock by the Special Trustee, (B) the voluntary or involuntary liquidation, dissolution or winding up of, or any other distribution of all or substantially all of the assets of, the Corporation, or (C) the purchase of Excess Stock by the Corporation pursuant to
Section 5.20 hereof, the Special Trustee, as holder of the Excess Stock in trust, shall, subject to the Purported Owner Limitation, distribute ratably to the Purported Owner(s), (i) in the case of any liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, any such assets received in respect of the Excess Stock, (ii) in the case of a sale or exchange of Excess Stock by the Special Trustee, the amounts received from such sale or exchange, or (iii) in the case of any purchase of Excess Stock by the Corporation pursuant to Section 5.20 hereof, the amounts received from such purchase. Any amounts of Corporation assets or amounts received upon the sale, exchange or purchase by the Corporation of Excess Stock, in excess of the Purported Owner Limitation, shall be distributed to the Beneficiaries.

     If, notwithstanding the foregoing, a Purported Owner receives an amount from (i) the liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, (ii) the sale or exchange of Excess Stock or
(iii) the purchase of Excess Stock by the Corporation pursuant to Section 5.20 hereof, that exceeds the Purported Owner Limitation, such Purported Owner shall pay such excess immediately to the Corporation, which shall remit such amount to the Special Trustee.

Section 5.18.     Voting Rights for Excess Stock.
------------------------------------------------

     A Purported Owner of Excess Stock shall not be entitled to vote on any matter and shall be deemed to have given to the Special Trustee an irrevocable proxy, coupled with an interest, to vote the Excess Stock. If a Purported Owner shall vote such Excess Stock before it is discovered that such Stock is Excess Stock, then the vote by such Purported Owner shall be void ab initio.

Section 5.19.     Non-Transferability of Excess Stock.
-----------------------------------------------------

     Excess Stock shall not be  transferable  by a Purported  Owner.  Subject to
Section 5.20, the Special Trustee of any Excess Stock may freely designate a Beneficiary of an interest in the Special Trust representing such Excess Stock.

Section 5.20.     Call by Corporation on Excess Stock.
-----------------------------------------------------

     Excess Stock shall be deemed to have been offered for sale to the Corporation or its designee at a price per share equal to: (A) in the case of Excess Stock resulting from a purported Transfer, the lesser of (i) the price per share in such purported Transfer of the Stock that was converted into such Excess Stock (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation or its designee accepts such offer; and (B) in the case of Excess Stock created by any other Event, the lesser of (i) the Market Price of the Stock that was converted into such Excess Stock on the date of such conversion and (ii) the Market Price of such Stock on the date the Corporation or its designee accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the purported Transfer or other Event which resulted in an exchange of Stock for such Excess Stock and
(ii) the date the Board of Directors determines in good faith that a purported Transfer or other Event resulting in an exchange of Stock for such Excess Stock has occurred, if the Corporation does not receive a notice of any such Transfer pursuant to Section 5.5.

Section 5.21      Additional Restrictions on Transfer.

     (a) Any Transfer of the Common Stock or Series A Preferred Stock without the unanimous written consent of the Board of Directors shall be void ab initio.

     (b) Any Transfer of Stock that would require the Corporation to register under the Investment Company Act of 1940, as amended, without the unanimous written consent of the Board of Directors shall be void ab initio.

     (c) Any Transfer of Stock that would require the Corporation to register such Stock under the Securities Act of 1933, as amended, or under the securities laws of any state or any other jurisdiction without the Corporation's prior written consent shall be void ab initio.

                                  ARTICLE VI
                             THE BOARD OF DIRECTORS

Section 6.1.      Directors.
---------------------------

     The business and affairs of the Corporation shall be managed by a Board of Directors. The authorized number of directors of the Corporation shall initially be three. At least one director shall be an "Independent Director" (as defined in Section 6.3) at all times until the satisfaction of all of the obligations arising under (i) that certain Master Repurchase Agreement by and between the CRIIMI MAE Inc., a Maryland corporation ("CRIIMI MAE") and Merrill Lynch, International ("MLI"), acting through its agent Merrill Lynch Pierce, Fenner & Smith Incorporated (the "Agreement"), (ii) that certain Indenture by and between CRIIMI MAE and

Wells Fargo Bank Minnesota, National Association for the benefit of the holders of the 11.75% Series A Senior Secured Notes due 2006 (the "Note A Indenture"), and (iii) that certain Indenture by and between CRIIMI MAE and Wells Fargo Bank Minnesota, National Association for the benefit of the holders of the 20% Series B Senior Secured Notes due 2007 (the "Note B Indenture"). For the purposes of these Articles, the date on which all three aforementioned obligations (i)-(iii) are satisfied shall be defined as the "BRE Expiration Date". The persons who shall serve as directors, effective immediately and until the first annual meeting of stockholders and until their successors are duly elected and qualified are as follows:



         Director          William B. Dockser

         Director          H. William Willoughby

         Director          Mark A. Ferrucci

Section 6.2.      Election of Directors

     The directors shall be elected by a plurality of all of the votes cast by the holders of the Common Stock at a meeting of the stockholders duly called and at which a quorum is present. No other class or series of Stock shall be entitled to vote for the election of the directors.

Section 6.3.      Independent Director

     (a) Requirements. An "Independent Director" shall be an individual who: (i) is not and has not been employed by CRIIMI MAE or any of its subsidiaries or affiliates (other than the Corporation or another "special purpose corporation" formed by CRIIMI MAE), or any of its subsidiaries or affiliates as a director, officer or employee, and is not and has not been employed by the Corporation or another "special purpose corporation" formed by CRIIMI MAE or any of its subsidiaries or affiliates, as an officer or employee, in any event within the five years immediately prior to such individual's appointment as an Independent Director; (ii) is not (and is not affiliated with a company or a firm that is) a significant advisor or consultant to CRIIMI MAE or any of its subsidiaries and affiliates (including the Corporation); (iii) is not affiliated with a significant customer or supplier of CRIIMI MAE or any of its subsidiaries or affiliates (including the Corporation); (iv) is not affiliated with a company of which CRIIMI MAE or any of its subsidiaries and affiliates (including the
Corporation)  is  a  significant  customer  or  supplier;   (v)  does  not  have
significant personal services contract(s) with CRIIMI MAE or any of its subsidiaries or affiliates (including the Corporation); (vi) is not affiliated with a tax-exempt entity that receives significant contributions from CRIIMI MAE or any of its subsidiaries or affiliates (including the Corporation); (vii) is not the beneficial owner at the time of such individual's appointment as an Independent Director, or at any time thereafter while serving as an Independent Director, of such number of shares or any classes of common stock of CRIIMI MAE or any of its subsidiaries and affiliates (including the Corporation) the value of which constitutes more than 5% of such individual's net worth; and (viii) is not a spouse, parent, sibling or child or any person described by (i) through
(vii). Any Independent Director may serve or have served as an independent director of one or more additional limited purpose corporations organized for the purpose of acquiring, financing or otherwise investing, directly or indirectly, in

Qualified Assets. The Independent Director shall be elected from among candidates nominated by the independent (i.e., non-management) directors of CRIIMI MAE.

     (b) Unanimous Action. Until the BRE Expiration Date, no action required to be taken by a unanimous vote of the Board of Directors may be taken without the affirmative vote of the Independent Director.

     (c) Resignation/Removal. No resignation or removal (as described in Section 6.6) of the Independent Director shall be effective until a successor Independent Director has been elected to replace such resigning or removed Independent Director

Section 6.4.      Number of Directors

     The size of the Board of Directors may be increased or decreased pursuant to the Bylaws, but shall never be less than the minimum number required by the MGCL.

Section 6.5.      Term of Office.
--------------------------------

     Each director, including the Independent Director, shall serve for a term of one year and until such director's successor is elected and qualified or until such director's death, retirement, resignation or removal.

Section 6.6.      Removal of Directors.
--------------------------------------

     A director may be removed from office only by the affirmative vote of the holders of at least two-thirds of the Common Stock.

Section 6.7.      Filling Vacancies.
-----------------------------------

     A vacancy on the Board of Directors with respect to the directors (whether arising through death, retirement, resignation or removal), must be filled by the affirmative vote of a majority of the remaining directors then in office, even if such number of directors constitutes less than a quorum of the Board of Directors.

Section 6.8.      Board Authorization of Stock Issuances.
--------------------------------------------------------

     The Board of Directors of the Corporation, by unanimous vote, may authorize the issuance from time to time of Stock of any class, whether now or hereafter authorized, or securities convertible or rights exercisable into Stock of any class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in these Articles or the Bylaws of the Corporation.

Section 6.9.      Preemptive Rights.
-----------------------------------

     The preemptive right of any stockholder of the Corporation to acquire additional, unissued or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of the Corporation, is hereby denied;

provided, however, that nothing herein shall preclude the Corporation from granting preemptive rights by contract or agreement to any person, corporation or other entity.

Section 6.10.     Amendments to the Bylaws.
------------------------------------------

     In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to adopt, alter or repeal Bylaws of the Corporation by the unanimous vote of the Board of Directors. The stockholders may not adopt, alter or repeal the Bylaws of the Corporation.

Section 6.11.     Certain Other Determinations by the Board of Directors.
------------------------------------------------------------------------

     (a) The determination as to any of the following matters, if made in good faith by or pursuant to the direction of the Board of Directors consistent with these Articles, and in the absence of actual receipt of an improper benefit, money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of Stock: (i) the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of Stock or the payment of other distributions on Stock; (ii) the amount of paid-in surplus, net assets, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (iii) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation nor liability for which such reserves or charges shall have been created shall have been paid or discharged); (iv) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; and (v) any matters relating to the acquisition, holding and disposition of any assets of the Corporation.

Section 6.12.     Limitations.
-----------------------------

     The unanimous vote of the entire Board of Directors is required:

     (a) to allow or cause the Corporation to become insolvent;

     (b) for the Board of Directors to approve or deem advisable an amendment to these Articles;

     (c) for the Board of Directors to approve or deem advisable the dissolution or liquidation of the Corporation, in whole or in part;

     (d) for the Board of Directors to appoint any committees of the Board of Directors;

     (e) to allow the Corporation to consolidate with or merge into any other entity or to convey, transfer, sell or lease all or substantially of the Corporation's properties, assets or liabilities;

     (f) to permit an entity to merge into the Corporation or to allow an entity to convey, transfer or lease its properties and assets or liabilities to the Corporation;

     (g) to  engage  in any  business  activity  other  than  those set forth in
Article II, or to engage in any activity contrary to the limitations and restrictions set forth in Section 7.4;

     (h) to allow the Corporation to: (i) commence, or consent to the commencement of, any case, proceeding or other action relating to bankruptcy, insolvency or reorganization or relief of debtors; (ii) seek to have an order for relief entered with respect to the Corporation; (iii) seek reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to the Corporation or its debts; (iv) institute
proceedings  to  be  adjudicated   insolvent  or  bankrupt  or  consent  to  the
institution of any bankruptcy or insolvency case proceeding against the Corporation; (v) consent to the appointment of a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the
Corporation or a substantial part of its property; (vi) make any general assignment for the benefit of creditors; or (vii) admit in writing the Corporation's inability to pay its debts generally as they become due; or

     (i) to take any corporate action in furtherance of the foregoing actions.



                                  ARTICLE VII
                PROVISIONS FOR DEFINING, LIMITING AND REGULATING
                  CERTAIN POWERS OF THE CORPORATION AND OF THE
                           STOCKHOLDERS AND DIRECTORS

Section 7.1.      Stockholder Actions.
-------------------------------------

     (a) Stockholder Meetings. Action shall be taken by the stockholders only at annual or special meetings of stockholders, or by unanimous written consent of the holders of all Stock entitled to vote on such action at a meeting of stockholders.

     (b) Special Meetings of the Stockholders. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the President, or by a majority of the members of the Board of Directors. Special meetings of stockholders of the Corporation shall be called at the request of the holders of a majority of all the votes entitled to be cast at such meeting.

Section 7.2.      Stockholder Proposals.
---------------------------------------

     For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholders must have given timely written notice thereof in writing to the Secretary of the Corporation in the manner and containing the information required by the Bylaws. Stockholder proposals to be presented in connection with a special meeting of stockholders will be presented by the Corporation only to the extent required by and in compliance with Section 2-504 of the MGCL.

Section 7.3.      Voting; Requirements.
--------------------------------------

     Notwithstanding any provision of the MGCL requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of Stock or the total number of shares of any class of Stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes entitled to vote thereon, except as otherwise provided in these Articles.

Section 7.4       Independent Existence.
                  ---------------------

     Until the BRE Expiration Date, the Corporation shall be operated in such a manner that it would not be substantively consolidated in the estate of any other Person in the event of bankruptcy or insolvency of such Person, and in such regard the Corporation shall:

     (a) not amend Section 6.11, 6.12, 7.4 or 8.1 of these Articles;

     (b) not own any property or any other assets other than as permitted under the Agreement;

     (c) not incur any additional indebtedness or assume any indebtedness of any other entity;

     (d) not incur any obligation, the performance of which by the Corporation is guaranteed by CRIIMI MAE or its Affiliates;

     (e) not become involved in the day-to-day management of any other person or entity;

     (f) not engage in transactions with any other person or entity except as expressly set forth herein or for matters necessarily related thereto;

     (g) hold itself out as a legal entity separate and distinct from any other entity (including any of its Affiliates);

     (h) file its own tax returns, except to the extent otherwise required under the Code;

     (i) correct any known misunderstanding regarding the Corporation's separate identity;

     (j) maintain a separate general ledger, corporate records and books of account;

     (k) maintain its assets separately from the assets of any other Person (including through the maintenance of separate bank accounts);

     (l) maintain separate financial statements, books and records from any other person or entity;

     (m) not guarantee or become obligated for the obligations of any other person or entity, or advance funds to any other person or entity for the payment of expenses or otherwise;

     (n) conduct all business correspondence of the Corporation and other communications in the Corporation's own name, on its own stationery, and through a separately-listed phone number;

     (o) not act as an agent of any other person or entity in any capacity;

     (p) pay the Corporation's own liabilities (including, without limitation, employment and overhead and direct expenses) out of its own funds;

     (q)  maintain  an  arm's  length   relationship   with  Affiliates  of  the
Corporation and enter into transactions with Affiliates of the Corporation only on a commercially reasonable basis;

     (r) not permit any of its Affiliates to have independent access to its bank accounts;

     (s)  pay  the  salaries  of  the   Corporation's   employees   out  of  the
Corporation's own funds;

     (t) allocate fairly and reasonably any overhead expenses that are shared with any Affiliate of the Corporation, including paying for office space and services performed by any employees of an Affiliate of the Corporation;

     (u) not pledge the Corporation's assets for the benefit of any other person or entity or make any loans or advances to any person or entity, including, without limitation, any of its Affiliates;

     (v) not acquire obligations or securities of the Corporation's Affiliates or it shareholders;

     (w) observe all corporate and other organizational formalities;

     (x) maintain through Affiliates a sufficient number of employees in light of the Corporation's contemplated business operations; provided, however, that the Corporation can contract with CRIIMI MAE to provide such services, subject to the provisions of this Section 7.4;

     (y) not hold itself out as being responsible or its credit as being available to satisfy the obligations of any other person or entity;

     (z) conduct its business and hold its assets in its own name;

     (aa) maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate;

     (bb) not identify itself or any of its Affiliates as a division or part of the other or any other person or entity; and

     (cc) endeavor to remain solvent and to maintain adequate capital in light of the Corporation's contemplated business operations.

Section 7.5       Permitted Activities.
                  --------------------

     Nothing contained herein shall prohibit the Corporation from engaging in the following activities:

     (a) Executing and delivering of the following documents:

     (i) Addendum to Security and Pledge Agreement dated April 2001 by CRIIMI MAE in favor of Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as collateral agent, and MLI, as agent for itself and the other Beneficial
Purchasers (as such term is defined in the Agreement), and Wells Fargo Bank Minnesota, National Association, as Trustee under the Note A Indenture for the benefit of the holders of the 11.75% Series A Senior Secured Notes due 2006, and Wells Fargo Bank Minnesota, National Association, as Trustee under the Note B Indenture for the benefit of the holders of the 20% Series B Senior Secured Notes due 2007;

     (ii) Consent Action dated April 2001;

     (iii) Warrant to Purchase Shares of Series A Preferred Stock of CBO REIT, Inc., dated April 2001, executed by the Corporation in favor of MLI.

     (b) Performing any and all of the Corporation's obligations set forth in the documents described in Section 7.5(a), and executing, delivering and performing under any documents or agreements contemplated by the documents described in Section 7.5(a).

     (c) Accepting any of the following capital contributions:

     (i) All of the shares of common stock of CRIIMI MAE CMBS Corp.;

     (ii) All of the shares of common stock of CRIIMI MAE QRS 1, Inc.;

     (iii) CMM 1998-C1, Bond Classes D1, D2, E,F,G,H1, H2 and J; and

     (iv) Nomura Asset Securities Corporation Commercial Mortgage Pass Through Certificates Series 1998-D6, Class - B7, Cusip No. - 655367JV6 in the original face amount of $46,532,578.00.

                                   ARTICLE VIII
                            INDEMNIFICATION OF AGENTS
              AND LIMITATION OF LIABILITY OF OFFICERS AND DIRECTORS

Section 8.1.      Indemnification.
---------------------------------

     The Corporation shall provide any indemnification permitted by the laws of the State of Maryland and shall indemnify directors, officers, agents and employees as follows: (a) the Corporation shall indemnify its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the laws of the State of

Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (b) the Corporation shall indemnify other employees and agents, whether serving the Corporation or at its request any other entity, to such extent as shall be authorized by the Board of Directors or the Corporation's Bylaws and be permitted by law, provided, however, that to the extent the foregoing rights of indemnification are not compensable by any insurance policy maintained for the benefit of the directors of the Corporation, no person other than the Independent Director shall be entitled to or receive any indemnification payments by the Corporation until the BRE Expiration Date. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered, subject to the provisions of these Articles, to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Articles or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal or shall limit or eliminate the rights granted under indemnification agreements entered into by the Corporation and its directors, officers, agents and employees.

Section 8.2.      Limitation of Liability.
-----------------------------------------

     To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. No amendment of the Articles or repeal of any of its provisions shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or omission which occurred prior to such amendment or repeal.



                                    ARTICLE IX
                          BUSINESS COMBINATION STATUTE

     As permitted by the MGCL, any acquisition of shares of stock of the Corporation shall be exempted from the provisions of Section 3-602 of the MGCL.



                                   ARTICLE X
                                   AMENDMENTS

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles, including any amendments changing the terms or contract rights, as expressly set forth in the Articles, of any of its outstanding stock by classification, reclassification or otherwise.

     IN WITNESS WHEREOF, I have executed these Articles of Incorporation and acknowledge the same to be my act as of this 11th day of April, 2001.


                                              /s/ Melanie R. Burkes
                                              ------------------------------
                                              Melanie R. Burkes